EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419) of our report dated June 29, 2010 relating to the financial statements and supplemental schedules as of December 31, 2009 and 2008 and for the year ended December 31, 2009 of Dover Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K.
/s/ J.H. Cohn LLP
Jericho, New York
June 29, 2010